Exhibit 99.1

Freshpet, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

Full Year 2023 Net Sales and Adjusted EBITDA Exceed Company Guidance

Sixth Consecutive Year of >25% Net Sales Growth

Provides Full Year 2024 Outlook

SECAUCUS, N.J. – February 26, 2024 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights Compared to Prior Year Period

●	Net sales of $215.4 million, an increase of 29.9%
●	Net income of $15.3 million, compared to net loss of $2.9 million
●	Adjusted EBITDA of $31.3 million, compared to $18.8 million [1]

2023 Financial Highlights Compared to Prior Year

●	Net sales of $766.9 million, an increase of 28.8%
●	Net loss of $33.6 million compared to net loss of $59.5 million
●	Adjusted EBITDA of $66.6 million compared to $20.1 million [1]

“Our strong 2023 results demonstrate that Freshpet has reached an inflection point: The significant investments we have made to create scale and extend our first mover advantage have begun to generate improved profitability and significant operating cash flow. That is the promise of the Fresh Future plan we announced last year, and it is working," commented Billy Cyr, Freshpet's Chief Executive Officer. "In 2024, we intend to continue making strong margin improvement and demonstrate continued capital discipline, while sustaining the net sales growth that Freshpet has become known for —further driving profitability and creating significant shareholder value. We believe the future of pet food is fresh and Freshpet is well positioned to drive growth and deliver the profitability one would expect from our leadership position."

Fourth Quarter 2023

Net sales increased 29.9% to $215.4 million for the fourth quarter of 2023 compared to $165.8 million for the fourth quarter of 2022. The increase in net sales was primarily driven by volume gains of 25%.

Gross profit was $74.6 million, or 34.6% as a percentage of net sales, for the fourth quarter of 2023, compared to $45.7 million, or 27.6% as a percentage of net sales, for the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to improved leverage on plant expenses and reduced quality costs, partially offset by depreciation expense associated with the Company's capacity expansion and cost related to the disposal of equipment. For the fourth quarter of 2023, Adjusted Gross Profit was $88.5 million, or 41.1% as a percentage of net sales, compared to $54.8 million, or 33.0% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a non-GAAP financial measure defined under "Non-GAAP Measures" and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $59.7 million for the fourth quarter of 2023 compared to $47.8 million for the prior year period. As a percentage of net sales, SG&A decreased to 27.7% for the fourth quarter of 2023 compared to 28.8% for the prior year period. The decrease of 110 basis points in SG&A as a percentage of net sales was mainly a result of reduced logistics cost as a percentage of net sales, decreased cost related to the ERP implementation, and increased leverage on depreciation and share-based compensation as the business scales, partially offset by increased media spend and variable compensation accrual. Adjusted SG&A for the fourth quarter of 2023 was $57.2 million, or 26.6% as a percentage of net sales, compared to $37.2 million, or 22.4% as a percentage of net sales, for the prior year period. Adjusted SG&A is a non-GAAP financial measure defined under "Non-GAAP Measures" and is reconciled to SG&A in the financial tables that accompany this release.

Net income was $15.3 million for the fourth quarter of 2023 compared to net loss of $2.9 million for the prior year period. The improvement in net income was due to contribution from higher sales, increased gross margin, and reduced logistics costs as a percentage of net sales, partially offset by increased SG&A including increased media spend of $10.4 million.

1 Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable U.S. GAAP measures.

Adjusted EBITDA was $31.3 million, or 14.5% as a percentage of net sales, for the fourth quarter of 2023, compared to $18.8 million, or 11.3% as a percentage of net sales, for the prior year period. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit partially offset by higher Adjusted SG&A expense.

Full Year 2023

Net sales increased 28.8% to $766.9 million for the full year ended December 31, 2023, compared to $595.3 million for the prior year. The increase in net sales was primarily driven by volume gains of 20%.

Gross profit was $250.9 million, or 32.7% as a percentage of net sales, for the full year ended December 31, 2023, compared to $186.0 million, or 31.2% as a percentage of net sales, for the prior year. The increase in gross profit as a percentage of net sales was primarily due to improved leverage on plant expenses, reduced quality costs, and decreased input cost as a percentage of sales mainly due to an increase in net sales pricing, partially offset by increased depreciation expense associated with the Company's capacity expansion and cost related to the disposal of equipment. For the full year ended December 31, 2023, Adjusted Gross Profit was $306.6 million, or 40.0% as a percentage of net sales, compared to $214.1 million, or 36.0% as a percentage of net sales, for the prior year. Adjusted Gross Profit is a non-GAAP financial measure defined under "Non-GAAP Measures" and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses ("SG&A") were $281.3 million, for the full year ended December 31, 2023, compared to $238.0 million for the prior year. As a percentage of net sales, SG&A decreased to 36.7% for the full year ended December 31, 2023, compared to 40.0% for the prior year. The decrease of 330 basis points in SG&A as a percentage of net sales was mainly a result of reduced logistics cost as a percentage of net sales, decreased cost related to the ERP implementation, and increased leverage on depreciation and share-based compensation as the business scales, partially offset by activism engagement charges, increased media spend, and increased variable compensation accrual. Adjusted SG&A for the full year ended December 31, 2023, was $240.1 million, or 31.3% as a percentage of net sales, compared to $195.7 million, or 32.9% as a percentage of net sales, for the prior year.

Net loss was $33.6 million for the full year ended December 31, 2023, compared to a net loss of $59.5 million for the prior year. The decrease in net loss was due to contribution profit from higher sales, increased gross margins and reduced logistics cost as a percentage of net sales, partially offset by increased SG&A including increased media spend of $23.1 million.

Adjusted EBITDA was $66.6 million, or 8.7% as a percentage of net sales, for the full year ended December 31, 2023, compared to $20.1 million, or 3.4% as a percentage of net sales, for the prior year. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit partially offset by higher Adjusted SG&A expense. Adjusted EBITDA is a non-GAAP financial measure defined under "Non-GAAP Measures" and is reconciled to net loss in the financial tables that accompany this release.

Balance Sheet

As of December 31, 2023, the Company had cash and cash equivalents of $296.9 million with $393.1 million of debt outstanding net of $9.4 million of unamortized debt issuance costs. For the full year ended December 31, 2023, cash from operations was $75.9 million, a significant increase of $119.1 million compared to the prior year, driven by improved profitability and more efficient working capital.

The Company will utilize its balance sheet to support its on-going capital needs in connection with its long-term capacity plan.

Outlook

For full year 2024, the Company is providing the following guidance:

•	Net sales of at least $950 million, an increase of at least 24% from 2023,
•	Adjusted EBITDA in the range of $100 to $110 million, and
•	Capital expenditures of ~$210 million.

The Company does not provide guidance for net income, the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, February 26, 2024, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 12:00 p.m. Eastern Time today through March 11, 2024. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13744252.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select grocery, mass, club, pet specialty, natural and digital retailers across the United States, Canada and Europe. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://x.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

http://www.tiktok.com/@Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our long-term prospects for growth, the future of pet food, profitability, capital discipline and guidance with respect to 2024 net sales, Adjusted EBITDA and capital expenditures. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, involve certain risks and uncertainties which could cause actual results, performance, and achievements to differ materially from those stated or implied by such forward-looking statements including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit
●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
●	Adjusted SG&A
●	Adjusted SG&A as a % of net sales
●	EBITDA
●	Adjusted EBITDA
●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, loss on disposal of equipment, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, fees related to the capped call options purchased, and advisory fees related to activism engagement.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense net of interest income, income tax expense and depreciation and amortization expense; and Adjusted EBITDA represents EBITDA plus loss on equity method investment, loss on disposal of property, plant and equipment, non-cash share-based compensation expense, implementation and other costs associated with the implementation of an ERP system, fees related to the capped call option purchased, and advisory fees related to activism engagement.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s U.S. GAAP results and the reconciliation to the most comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.

Investor Contact:

Rachel Ulsh

Rulsh@freshpet.com

Media Contact:

Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,	December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$296,871	$132,735
Accounts receivable, net of allowance for doubtful accounts	56,754	57,572
Inventories, net	63,238	58,290
Prepaid expenses	7,615	9,778
Other current assets	2,841	3,590
Total Current Assets	427,319	261,965
Property, plant and equipment, net	979,164	800,586
Deposits on equipment	1,895	3,823
Operating lease right of use assets	3,616	5,165
Equity method investment	—	25,418
Long term investment in equity securities	23,528	—
Other assets	28,899	28,426
Total Assets	$1,464,421	$1,125,383
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$36,096	$55,088
Accrued expenses	49,816	33,016
Current operating lease liabilities	1,312	1,510
Current finance lease liabilities	1,998	—
Total Current Liabilities	$89,222	$89,614
Convertible senior notes	393,074	—
Long term operating lease liabilities	2,591	4,200
Long term finance lease liabilities	26,080	—
Total Liabilities	$510,967	$93,814
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,277 issued and 48,263 outstanding on December 31, 2023, and 48,051 issued and 48,037 outstanding on December 31, 2022	48	48
Additional paid-in capital	1,282,984	1,325,524
Accumulated deficit	(328,731)	(295,117)
Accumulated other comprehensive (loss) income	(591)	1,370
Treasury stock, at cost — 14 shares on December 31, 2023 and on December 31, 2022	(256)	(256)
Total Stockholders' Equity	953,454	1,031,569
Total Liabilities and Stockholders' Equity	$1,464,421	$1,125,383

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(Unaudited)

NET SALES	$215,420	$165,833	$766,895	$595,344
COST OF GOODS SOLD	140,846	120,124	516,023	409,311
GROSS PROFIT	74,575	45,709	250,872	186,033
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	59,680	47,775	281,318	238,016
INCOME (LOSS) FROM OPERATIONS	14,895	(2,066)	(30,446)	(51,983)
OTHER EXPENSES:
Interest and Other Income, net	3,843	1,217	13,029	1,710
Interest Expense	(3,449)	(1,148)	(14,097)	(5,208)
	394	70	(1,068)	(3,498)
INCOME (LOSS) BEFORE INCOME TAXES	15,289	(1,997)	(31,514)	(55,481)
INCOME TAX EXPENSE	-	159	210	282
LOSS ON EQUITY METHOD INVESTMENT	-	762	1,890	3,731
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$15,289	$(2,918)	$(33,614)	$(59,494)
OTHER COMPREHENSIVE INCOME (LOSS):
Change in foreign currency translation	$368	$595	$(1,961)	$1,490
Unrealized loss on available for sale investments	-	(271)	-	-
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	368	324	(1,961)	1,490
TOTAL COMPREHENSIVE INCOME (LOSS)	$15,657	$(2,594)	$(35,575)	$(58,004)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.32	$(0.06)	$(0.70)	$(1.29)
-DILUTED	$0.31	$(0.06)	$(0.70)	$(1.29)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,244	48,011	48,163	46,191
-DILUTED	49,889	48,011	48,163	46,191

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Year Ended
	December 31,
	2023	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,614)	$(59,494)	$(29,699)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Provision for (gains) loss on accounts receivable	(2)	(20)	29
Loss on disposal of property, plant and equipment	4,321	396	538
Share-based compensation	24,935	26,092	24,998
Inventory obsolescence	-	3,455	349
Depreciation and amortization	58,517	34,555	30,468
Write-off and amortization of deferred financing costs and loan discount	4,060	795	1,212
Change in operating lease right of use asset	1,549	1,372	1,329
Loss on equity method investment	1,890	3,731	2,005
Changes in operating assets and liabilities:
Accounts receivable	820	(32,993)	(16,371)
Inventories	(1,207)	(26,171)	(16,804)
Prepaid expenses and other current assets	(2,249)	(435)	(2,891)
Other assets	(4,053)	(3,141)	(7,899)
Accounts payable	3,543	(3,063)	14,958
Accrued expenses	19,237	13,078	(273)
Operating lease liability	(1,807)	(1,384)	(1,302)
Net cash flows provided by (used in) operating activities	75,940	(43,227)	647
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(113,441)	(19,840)	—
Proceeds from maturities of short-term investments	113,441	19,840	—
Investments in equity method investment	—	(3,293)	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(239,093)	(230,071)	(322,099)
Net cash flows used in investing activities	(239,093)	(233,364)	(322,099)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	—	337,508	332,172
Proceeds from exercise of options to purchase common stock	4,517	471	2,271
Tax withholdings related to net shares settlements of restricted stock units	(1,400)	(1,441)	(4,187)
Proceeds from borrowings under Credit Facility	—	78,000	—
Repayment of borrowings under Credit Facility	—	(78,000)	—
Purchase of capped call options	(66,211)	—	—
Proceeds from issuance of convertible senior notes	393,518	—	—
Principal payments under finance lease obligations	(1,109)	—	—
Debt issuance costs	(2,026)	—	—
Fees paid in connection with financing agreements	—	—	(3,263)
Net cash flows provided by financing activities	327,289	336,538	326,993
NET CHANGE IN CASH AND CASH EQUIVALENTS	164,136	59,947	5,541
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	132,735	72,788	67,247
CASH AND CASH EQUIVALENTS, END OF PERIOD	$296,871	$132,735	$72,788

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(Dollars in thousands)
Gross profit	$74,575	$45,709	$250,872	$186,033
Depreciation expense	8,103	6,566	41,209	20,774
Non-cash share-based compensation	2,299	2,505	10,995	7,293
Loss on disposal of manufacturing equipment	3,547	—	3,547	—
Adjusted Gross Profit	$88,524	$54,780	$306,623	$214,100
Adjusted Gross Profit as a % of Net Sales	41.1%	33.0%	40.0%	36.0%

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(Dollars in thousands)
SG&A expenses	$59,680	$47,775	$281,318	$238,016
Depreciation and amortization expense	4,248	3,565	15,849	13,781
Non-cash share-based compensation (a)	(2,315)	3,178	13,941	18,799
Loss on disposal of equipment	86	193	774	396
Enterprise Resource Planning (b)	465	3,613	2,457	8,558
Capped Call Transactions fees (c)	—	—	113	—
Activism engagement (d)	—	—	8,177	—
Organization changes (e)	—		(67)	734
Adjusted SG&A Expenses	$57,196	$37,227	$240,074	$195,748
Adjusted SG&A Expenses as a % of Net Sales	26.6%	22.4%	31.3%	32.9%

(a)

Includes the true-up of share-based compensation expense in the three months ended December 31, 2023. We have certain outstanding multi-year share-based awards, granted in FY 2020, with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA targets in FY 2024 as a condition to vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets set in 2020. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.

(b)	Represents implementation, amortization of deferred implementation costs and other costs associated with the implementation of an ERP system.
(c)	Represents fees associated with the Capped Call Transactions.
(d)	Represents advisory fees related to activism engagement.
(e)	Represents a true-up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(Dollars in thousands)
Net Income (loss)	15,289	$(2,918)	$(33,614)	$(59,494)
Depreciation and amortization	12,351	10,131	57,058	34,555
Interest expense, net of interest income	(394)	1,148	1,069	5,208
Income tax expense	—	159	210	282
EBITDA	$27,246	$8,520	$24,723	$(19,449)
Loss on equity method investment	$-	$762	$1,890	$3,731
Loss on disposal of property, plant and equipment	3,633	193	4,321	396
Non-cash share-based compensation (a)	(16)	5,683	24,936	26,092
Enterprise Resource Planning (b)	465	3,613	2,457	8,558
Capped Call Transaction fees (c)	—	—	113	—
Activism engagement (d)	—	—	8,177	—
Organization changes (e)	—	—	(67)	734
Adjusted EBITDA	$31,328	$18,771	$66,550	$20,062
Adjusted EBITDA as a % of Net Sales	14.5%	11.3%	8.7%	3.4%

(a)	Includes the true-up of share-based compensation expense in the three months ended December 31, 2023. We have certain outstanding multi-year share-based awards, granted in FY 2020, with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA targets in FY 2024 as a condition to vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets set in 2020. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)	Represents implementation, amortization of deferred implementation costs and other costs associated with the implementation of an ERP system.
(c)	Represents fees associated with the Capped Call Transactions.
(d)	Represents advisory fees related to activism engagement.
(e)	Represents a true-up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.